UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 13, 2007
Date of Report: (Date of earliest event reported)

ROYAL SPRING WATER, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

	14553 Delano Street, Suite 217 Van Nuys, California 91411	680606167
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(818) 902-3690
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

Effective November 13, 2007, Royal Spring Water, Inc. (the “Company”) has terminated the employment of Harel Goldstein as Chief Financial Officer, and has removed Mr. Goldstein as a Director and employee of the Company.  The Company has learned of Mr. Harel’s involvement in a Federal investigation and does not deem it appropriate for Mr. Goldstein to be involved with the Company in any capacity.  Mr Goldstein’s activities were not connected to the Company in any form and Mr. Goldstein will have no involvement with the Company going forward.  The Federal investigation involved actions by Mr. Goldstein’s prior to becoming an Officer and Director of the Company; furthermore the investigation did not involve the activities of the Company in any form.  The Company terminated Mr. Goldstein immediately upon being advised of Mr. Goldstein’s issues.

Effective November 14, 2007 Alex Hazan the Company’s Chief Executive Officer will assume the duties of Chief Financial Officer.

Item 9.01 Financial Statement and Exhibits.

(a)	EXHIBITS

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL SPRING WATER, INC.

Date: November 14, 2007	By:	/s/ Alex Hazan
ALEX HAZAN
Chief Executive Officer